Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 13, 2016, and is entered into by and among FREIGHTCAR AMERICA, INC., a Delaware corporation, FREIGHTCAR RAIL SERVICES, LLC, a Delaware limited liability company, FREIGHT CAR SERVICES, INC., a Delaware corporation, FREIGHTCAR ROANOKE, LLC, a Delaware limited liability company, FREIGHTCAR ALABAMA, LLC, a Delaware limited liability company, JAC OPERATIONS, INC., a Delaware corporation, JAIX LEASING COMPANY, a Delaware corporation, and JOHNSTOWN AMERICA, LLC, a Delaware limited liability company, as borrowers (collectively, the “Borrower”), FREIGHTCAR SHORT LINE, INC., a Delaware corporation, as a guarantor (together with the Borrower, the “Loan Parties” and each a “Loan Party”), and BANK OF AMERICA, N.A., a national banking association, as a lender (in such capacity, “Bank of America”), letter of credit issuer (the “L/C Issuer”), swingline lender (the “Swingline Lender”) and as agent (the “Administrative Agent”) for the Lenders party to (and as defined in) the Credit Agreement referred to below.

RECITALS:

A. The Loan Parties, Bank of America, the L/C Issuer, the Swingline Lender and the Administrative Agent entered into that certain Credit Agreement, dated as of July 26, 2013 (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among the Loan Parties, the financial institutions party thereto (the “Lenders”), the L/C Issuer, the Swingline Lender and the Administrative Agent.

B. The parties hereto desire to amend certain provisions of the Credit Agreement as more particularly described herein on the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows.

AGREEMENTS:

SECTION 1 DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Credit Agreement.

SECTION 2 AMENDMENT OF THE CREDIT AGREEMENT. Subject to the terms and conditions set forth in Section 3 of this Amendment, effective on and as of the First Amendment Effective Date (as defined below);

2.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

““Controlled Cash” means, collectively, (a) Unrestricted Cash and (b) without duplication, other cash or Cash Equivalents (other than Cash Collateral or other amounts pledged or deposited for payments of amounts owing to any person) which amounts are held in a deposit account subject to a deposit account control agreement in favor of the Administrative Agent and which amounts (and the accounts in which they are held) are not subject to any Lien (other than in favor of the Administrative Agent) and the use of which by the Loan Parties is not restricted or prohibited by, or would result in any violation of, any law, agreement or instrument.

“First Amendment” means the First Amendment to Credit Agreement, dated as of June 13, 2016, among the Administrative Agent, Lenders, L/C Issuer, Swingline Lender and Loan Parties.

“First Amendment Effective Date” means the First Amendment Effective Date under (and as defined in) the First Amendment.”

2.2 Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the following definitions appearing therein in their entirety to read as follows:

““Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate for (a) Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate”, (b) Loans that are Eurodollar Rate Loans shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “Eurodollar Rate & Letter of Credit Fee” or, if all Letters of Credit are Fully Cash Collateralized, the column “Letter of Credit Fee if Fully Cash Collateralized”, as applicable, and (d) the commitment fee shall be the percentage set forth under the applicable “Commitment Fee” column:

Applicable Rate
Level	Consolidated Leverage Ratio	Eurodollar Rate & Letter of Credit Fee	Base Rate	Commitment Fee (If Quarterly Average Unrestricted Cash is less than $50 million)	Commitment Fee (If Quarterly Average Unrestricted Cash is at least $50 million)	Letter of Credit Fee if Fully Cash Collateralized
1	< 1.00x	1.25%	0.00%	0.15%	0.10%	0.40%
2	< 2.00x ≥ 1.00x	1.50%	0.00%	0.20%	0.15%	0.40%
3	≥ 2.00x	1.75%	0.00%	0.25%	0.20%	0.40%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio or the Quarterly Average Unrestricted Cash shall become effective as of the first Business Day immediately following the date a Compliance Certificate with respect to any fiscal quarter or fiscal year (accompanied by the financial statements relating thereto required pursuant to Section 6.01(a) or Section 6.01(b)) is delivered pursuant to Section 6.02(b); provided, however, that if such financial statements and Compliance Certificate are not delivered when due in accordance with such Sections, then, upon the request of the Required Lenders, Pricing Level 3 shall apply, in each case as of the first Business Day after the date on which such financial statements and Compliance Certificate were required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such financial statements and Compliance Certificate are delivered.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the Applicable Rate as of the First Amendment Effective Date shall be set forth in Level 1 (and with respect to the commitment fee, shall be determined based on the Quarterly Average Unrestricted Cash as of the First Amendment Effective Date) until the first Business Day immediately following the date the financial statements required pursuant to Section 6.01(b) and the related Compliance Certificate required pursuant to Section 6.02(b) for the fiscal quarter ending June 30, 2016 are delivered to the Administrative Agent. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

The Applicable Rate set forth above shall be increased as, and to the extent, required by Section 2.17.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided that if the Base rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35)% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election, appointment or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body or (iii) whose election, appointment or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that board or equivalent governing body; or

(c) a “change of control” or any comparable term under, and as defined in, any Material Contract.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date less (ii) the aggregate amount of Controlled Cash as of such date, in an aggregate amount not to exceed $15,000,000, to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that: (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents or to the extent that the granting of a security interest therein would subject the Loan Parties to adverse tax consequences pursuant to Section 956 of the Code, (d) any property which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(i) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (e) any property owned by a Foreign Subsidiary, (f) any railcar owned by JAIX Leasing Company and (g) the Equity Interests in FreightCar Mauritius Ltd. and FreightCar (Shanghai) Trading Co., Ltd.

“Fee Letter” means, collectively (a) the letter agreement, dated as of the Closing Date, between the Loan Parties and the Administrative Agent and (b) the letter agreement, dated as of the First Amendment Effective Date, between the Loan Parties and the Administrative Agent.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Loan Party Agent.

“Maturity Date” means July 26, 2019; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Notice of Loan Prepayment” means a certificate substantially in the form of Exhibit N or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Loan Party Agent.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Loan Party Agent.”

2.3 Section 1.01 of the Credit Agreement is hereby further amended by amending and restating clause (b) of the definition of “Permitted Acquisition” appearing therein in its entirety to read as follows:

“(b) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Acquisition on a pro forma basis the Consolidated Leverage Ratio is not greater than 2.50:1.00;”

2.4 Section 1.01 of the Credit Agreement is hereby further amended by deleting the defined term “Consolidated Net Liquidity” therefrom.

2.5 All references to “IRS Form W-8BEN” in Section 3.01(e) of the Credit Agreement are revised to be references to “IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable)”.

2.6 The first sentence of Section 2.02(a) of the Credit Agreement is hereby amended and restated to read as follows:

“Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Loan Party Agent’s irrevocable notice to the Administrative Agent, which may be given by telephone or Loan Notice.”

2.7 The first sentence of Section 2.04(b) of the Credit Agreement is hereby amended and restated to read as follows:

“Each Swingline Borrowing shall be made upon the Loan Party Agent’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or Swingline Loan Notice.”

2.8 Section 4.02(c) of the Credit Agreement is hereby amended and restated to read as follows:

“(c) Consolidated Leverage Ratio. After giving effect to such Credit Extension on a pro forma basis, the Consolidated Leverage Ratio is not greater than 2.50:1.00.”

2.9 Section 5.18 of the Credit Agreement is hereby amended and restated to read as follows:

“5.18 Sanctions Concerns; Anti-Corruption Laws.

(a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, in each case, if applicable to the Loan Parties or their Subsidiaries, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.”

2.10 Section 6.02(d) of the Credit Agreement is hereby amended and restated to read as follows:

“(d) Calculations. Concurrently with the delivery of each Compliance Certificate referred to in Section 6.02(b), a certificate (which may be included in such Compliance Certificate) including (i) a calculation of the Consolidated Leverage Ratio for the fiscal quarter then ended, and (ii) a calculation of the Quarterly Average Unrestricted Cash for the fiscal quarter then ended.”

2.11 Section 7.06(c) of the Credit Agreement is hereby amended and restated to read as follows:

“(c) so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom and so long as, after giving effect to the Restricted Payment on a pro forma basis, the Consolidated Leverage Ratio is not greater than 2.00:1.00, the Company may declare and pay other Restricted Payments permitted by law.”

2.12 Section 7.11 of the Credit Agreement is hereby amended and restated to read as follows:

“7.11 Financial Covenants.

Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the last day of any fiscal quarter of the Company after the First Amendment Effective Date to be greater than 2.50:1.00.”

2.13 Section 7.13 of the Credit Agreement is hereby amended and restated to read as follows:

“7.13 Prepayments, Etc. of Indebtedness.

Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness under the Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(b) and (c) so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom and so long as after giving effect to such payment on a pro forma basis, the Consolidated Leverage Ratio is not greater than 2.50:1.00, any other payment of Indebtedness.”

2.14 A new Section 7.17 is added to the Credit Agreement immediately following Section 7.16 to read as follows:

“7.17 Anti-Corruption Laws.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, in each case, if applicable to the Loan Parties or their Subsidiaries.”

2.15 Section 11.18 of the Credit Agreement is hereby amended and restated to read as follows:

“Section 11.18 Electronic Execution of Assignments and Certain Other Documents.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Commerce Act of the state of Illinois, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.”

2.16 Exhibit C of the Credit Agreement is hereby amended and restated in its entirety in the form attached as Exhibit C hereto.

2.17 Exhibit F of the Credit Agreement is hereby amended and restated in its entirety in the form attached as Exhibit F hereto.

SECTION 3 CONDITIONS. This Amendment shall become effective on and as of the date when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Administrative Agent (the first date upon which all such conditions have been satisfied being herein called the “First Amendment Effective Date”):

3.1 This Amendment, the fee letter related hereto (the “First Amendment Fee Letter”) and any other documents reasonably requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent shall have been executed and/or delivered to the Administrative Agent.

3.2 The representations and warranties of the Company and each other Loan Party contained in Section 4 of this Amendment shall be true and correct in all material respects (or, with respect to representations and warranties that contain a materiality qualification, true and correct in all respects).

3.3 No Default or Event of Default shall exist on the First Amendment Effective Date or shall result from this Amendment becoming effective in accordance with its terms.

3.4 The Administrative Agent shall have received an Officer’s Certificate dated the First Amendment Effective Date, certifying as to the Organization Documents of each Loan Party, the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party in its jurisdiction of incorporation or formation, as applicable (as certified as of a recent date by the applicable Government Authority), and of the incumbency (including specimen signatures) of Responsible Officers of each Loan Party.

3.5 The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

3.6 The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (a) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral and copies of the financing statements on file in such jurisdictions, and (b) tax lien, judgment and bankruptcy searches.

3.7 The Administrative Agent shall have received certificates of insurance evidencing liability, casualty (including, terrorism coverage, if any), property (including, terrorism coverage, if any) and business interruption insurance meeting the requirements set forth in the Credit Agreement or in the Collateral Documents or as required by the Administrative Agent, and insurance endorsements naming the Administrative Agent as lenders’ loss payable or loss payee, as its interest may appear, with respect of any such insurance, as applicable.

3.8 Since December 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

3.9 The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Loan Party Agent as of the First Amendment Effective Date as to the conditions set forth in Sections 3.2, 3.3 and 3.8 of this Amendment.

3.10 Borrower shall have paid all fees and expenses to be paid to the Administrative Agent and Lenders on the First Amendment Effective Date, including any fees under the First Amendment Fee Letter.

3.11 To the extent invoiced to the Borrower prior to the First Amendment Effective Date, the Borrower shall have paid, and the Administrative Agent shall have received payment of, all reasonable documented out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and the other Amendment Documents executed pursuant hereto, if any.

SECTION 4 REPRESENTATIONS AND WARRANTIES.

Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that on and as of the First Amendment Effective Date (a) the representations and warranties of the Company and each other Loan Party contained in Article V the Credit Agreement and each other Loan Document, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct in all respects on and as of the First Amendment Effective Date (except to the extent that such representations and warranties expressly relate to an earlier specified date, such representations and warranties were true and correct in all respects on and as of the date when made) and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the First Amendment Effective Date (except to the extent that such representations and warranties expressly relate to an earlier specified date, such representations and warranties were true and correct in all material respects on and as of the date when made), and except that for purposes of this Section 4, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents or would result from the execution, delivery and performance of this Amendment; (c) the execution, delivery and performance by the Loan Parties of this

Amendment, and any other instruments, documents or agreements executed in connection with or as a condition precedent to this Amendment, if any (together with this Amendment, being collectively, the “Amendment Documents”) (i) have been duly authorized by all necessary corporate or other organizational action of such Loan Party, (ii) do not and will not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law, and (iii) do not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person other than authorizations, approvals, actions, notices and filings which have been duly obtained; and (d) the Loan Documents, including this Amendment and the other Amendment Documents, in each case, constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.

SECTION 5 REAFFIRMATION.

Each of the Loan Parties hereby expressly reaffirms, affirms and ratifies all of its respective obligations and liabilities to the Administrative Agent, the Lenders and the L/C Issuer as set forth in the Credit Agreement and the other Loan Documents, as such obligations and liabilities may be modified by this Amendment, and hereby agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, grants of security interests and covenants contained in the Credit Agreement and the other Loan Documents, as such obligations and liabilities may be modified by this Amendment, as though the Credit Agreement and the other Loan Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date. Each of the Loan Parties hereby ratifies, confirms and affirms without condition, all liens and security interests granted to the Administrative Agent pursuant to the Credit Agreement and the other Loan Documents and such liens and security interests shall continue to secure the Obligations under the Credit Agreement as amended by this Amendment, and all extensions, renewals, refinancings, amendments or modifications of any of the foregoing.

SECTION 6 GENERAL PROVISIONS.

6.1 No Changes. Except as expressly provided in the Amendment Documents, the terms and provisions of the Loan Documents shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. This Amendment shall not be deemed to (a) be a consent to any other or future amendment, waiver or modification of any other term or condition of the Credit Agreement or any of the other Loan Documents, except as specifically set forth herein or in the other Amendment Documents; it being hereby acknowledged and agreed that none of the Administrative Agent, the Lenders or the L/C Issuer shall have any (and the execution and delivery by the Administrative Agent, the Lenders and the L/C Issuer of this Amendment shall not give rise to or be deemed to create any) obligation to consent, enter into or grant any amendment, waiver or consent of the same or any different provision of any Loan Document at any future time, (b) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, (c) be deemed a waiver of any existing or future Default or Event of Default arising out of any failure of the Loan Parties (or any of them) to comply with the terms of the Credit Agreement or any other Loan Document, or (d) constitute a waiver, amendment or modification to any provision of the Credit Agreement or any other Loan Document, in each case, except as specifically set forth herein or in the other Amendment Documents.

6.2. References. On or after the effective date hereof, each reference in the Credit Agreement or any of the other Loan Documents to this “Agreement” or words of like import, shall unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby.

6.3 Attorney’s Fees and Costs. Without limiting the Loan Parties’ obligations to make any other payments hereunder or in connection therewith, the Borrower hereby jointly and severally agree to reimburse the Administrative Agent for all of its reasonable documented out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and the other Amendment Documents executed pursuant hereto, if any.

6.4 GOVERNING LAW; WAIVER OF RIGHT TO TRAIL BY JURY.

(a) THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER AMENDMENT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic transmission shall be deemed for all purposes to be effective delivery of an original signatory page.

6.6 Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

6.7 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.8 Successors and Assigns. This Amendment shall inure to the benefit of the Administrative Agent and the Lenders, their respective successors and assigns and be binding upon the Loan Parties, their successors and assigns.

6.9 No Novation. Nothing in this Amendment shall be construed as a substitution, novation or repayment of the Loans, the L/C Obligations or any of the other Obligations outstanding under the Credit Agreement and/or any of the other Loan Documents as in effect prior to the effectiveness of this Amendment, all of which shall remain outstanding and in full force and effect after the effectiveness of this Amendment.

6.10 Loan Document. This Amendment is a Loan Document under, pursuant to and for all purposes in respect of the Credit Agreement and the other Loan Documents referred to therein.

6.11 Release. Each of the Loan Parties hereby irrevocably and absolutely waives any defenses, claims, counterclaims and setoffs and releases the Administrative Agent, the L/C Issuer and the Lenders from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal laws or otherwise, which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever relating to to this Amendment, the Credit Agreement, or any other Loan Document, arising from the beginning of time to and including the date hereof, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

6.12 FATCA. For purposes of determining withholding Taxes imposed under the FATCA, from and after the First Amendment Effective Date, Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have causes this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first written above.

BORROWER:	FREIGHTCAR AMERICA, INC.

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

FREIGHTCAR RAIL SERVICES, LLC

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

FREIGHT CAR SERVICES, INC.

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

FREIGHTCAR ROANOKE, LLC

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

FREIGHTCAR ALABAMA, LLC

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

JAC OPERATIONS, INC.

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

JOHNSTOWN AMERICA, LLC

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

JAIX LEASING COMPANY

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

GUARANTOR:	FREIGHTCAR SHORT LINE, INC.

	By:	/s/ Matthew S. Kohnke
	Name:	Matthew S. Kohnke
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,

	By:	/s/ Carlos Morales
	Name:	Carlos Morales
	Title:	Senior Vice President

LENDER, L/C ISSUER AND SWINGLINE LENDER:	BANK OF AMERICA, N.A.,

	By:	/s/ Carlos Morales
	Name:	Carlos Morales
	Title:	Senior Vice President